Exhibit 5.1

August 17, 2020

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

Re: Comstock Resources, Inc. Registration Statement on Form S-3 filed on August 17, 2020

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Comstock Resources, Inc. (the “Company”), a Nevada corporation, with the Securities and Exchange Commission (the “Commission”) under Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-238113) filed by the Company with the Commission under the Securities Act on May 8, 2020, as amended by the Pre-Effective Amendment No. 1 filed with the Commission on May 22, 2020, and declared effective by the Commission on June 1, 2020 (the “Related Registration Statement”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein and all exhibits thereto. Pursuant to the Registration Statement, the Company is registering $50,000,000 of unsecured debt securities (the “Debt Securities”) and the guarantees of the Company’s Debt Securities by the Co-Registrants (the “Guarantees”).

The Debt Securities and the Guarantees will be issued pursuant to the indenture, dated June 23, 2020 (the “Indenture”), entered into by the Company, each of the Co-Registrants, as guarantors, and American Stock Transfer & Trust Company, LLC (the “Trustee”) qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended by the First Supplemental Indenture, dated June 23, 2020, which are Exhibit 4.1 and Exhibit 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2020, and which are incorporated by referenced into the Registration Statement through incorporation of the Related Registration Statement, and as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and any Guarantees.

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of: (i) the Second Amended and Restated Articles of Incorporation (“Restated Articles of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) of the Company, each as amended to date and currently in effect, and similar organizational documents for each of the Co-Registrants; (ii) the Registration Statement and the Related Registration Statement; (iii) the prospectus contained in the Registration Statement (the “Prospectus”); and (iv) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) and the board of directors (or similar governing body) of each Co-Registrant relating to the registration of the Debt Securities and Guarantees and related matters. We have also reviewed such other documents and records of the Company and each Co-Registrant and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and each Co-Registrant and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

In rendering the opinions set forth below, we have assumed that (i) at the time of offer, issuance and sale of any Debt Securities and Guarantees, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act, any required prospectus supplement with respect to such Debt Securities and Guarantees will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect; and (ii) upon the issuance of Debt Securities, a Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act will have been filed with the Commission.

In rendering the opinions below with respect to the Debt Securities and Guarantees, we have additionally assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. (ii) any Board Resolution (as defined in the Indenture) and/or Officer’s Certificate (as defined in the Indenture) executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with the Indenture, and the form and terms of such Debt Securities and Guarantees will comply with the Indenture and any such Board Resolution and/or Officer’s Certificate; and (iii) each of the Company and the Co-Registrants is and at all times material hereto will be a corporation, limited partnership, or limited liability company (as applicable) duly organized and validly existing under the laws of the jurisdiction under which it is currently organized.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion, when the Company the Debt Securities have been authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the prospectus included as a part thereof and any related prospectus supplement, that:

1.

the terms of the Debt Securities and Guarantees will be executed and delivered as described in the Registration Statement, the prospectus included as a part thereof and any related prospectus supplement;

2.

the Debt Securities and Guarantees as executed and delivered will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and the Co-Registrants, respectively;

3.

the Debt Securities and Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Co-Registrants, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

4.

the Debt Securities and Guarantees, when issued and sold as contemplated in the Registration Statement, the prospectus included as a part thereof and any related prospectus supplement, will constitute valid and binding obligations of the Company and the Co-Registrants, respectively.

Our opinions set forth above is subject to the following exceptions with respect to enforcement of the Debt Securities and Guarantees, which may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit, or composite currency other than United States dollars (or a judgment denominated other than United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currencies, currency units, or composite currencies.

With respect to any agreement or instrument (other than the Indenture) reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

We do not express any opinion herein with respect to the law of any jurisdiction other than the States of Texas and New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), applicable federal law, and, based solely on the opinion of Woodburn and Wedge filed concurrently with our opinion as part of the Registration Statement, the State of Nevada.

This opinion is intended solely for your benefit. It is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ LOCKE LORD LLP

Locke Lord LLP